Exhibit 10.28
2009 Annual Bonus Performance Metrics Applicable to Executive Officers
     As previously disclosed, on August 25, 2009, the Compensation Committee of the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) approved the 2009 annual bonus performance metrics applicable to the Company’s current executive officers. For additional information regarding these performance metrics, please refer to pages 24 and 25 of the Company’s definitive proxy statement for its 2009 annual meeting of stockholders filed with the Securities and Exchange Commission on October 19, 2009.